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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 6, 2001, in the Registration Statement of Colony RIH Holdings, Inc. dated July 6, 2001.


                                                           /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 6, 2001